UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

STURM, RUGER & COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10435	06-0633559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lacey Place, Southport, Connecticut 06890

(Address of Principal Executive Offices, including zip code)

(203) 259-7843

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	RGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

The information set forth under Item 3.03 below is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On October 14, 2025, the Board of Directors (the “Board”) of Sturm, Ruger & Company, Inc. (the “Company”) authorized and declared a dividend of one common share purchase right (a “Right”) for each share of common stock, par value $1 per share, of the Company (each, a “Common Share”) outstanding at the close of business on October 24, 2025 (the “Record Date”). The description and terms of the Rights are set forth in the Rights Agreement, dated October 14, 2025 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

The following is a summary of the Rights Agreement. The summary description of the Rights set forth herein does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is attached as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

The Rights

The Board authorized the issuance of one Right for each Common Share outstanding as of the close of business on the Record Date. In addition, one Right will automatically attach to each Common Share (subject to adjustment) that will become outstanding between the Record Date and the Distribution Date (as defined below) or the earlier Expiration Date (as defined in the Rights Agreement). Following the Distribution Date and prior to the Expiration Date, subject to certain specified exceptions, Rights will be issued in connection with any Common Shares that become outstanding pursuant to the exercise, conversion or exchange of certain securities or under any employee plan or arrangement, and Rights may be issued in connection with other issuances as determined by the Board.

The Rights will initially trade with, and will be inseparable from, the Common Shares, and the registered holders of the Common Shares will be deemed to be the registered holders of the Rights. Prior to the Distribution Date, the Rights will be represented, as applicable, by certificates for, or by book-entry accounts that evidence record ownership of, the Common Shares. After the Distribution Date, separate certificates evidencing the Rights (the “Right Certificates”) will be issued and mailed to holders of record of Common Shares as of the Distribution Date (other than an Acquiring Person (as defined below) and its affiliates or associates). The Rights may instead be recorded in book-entry or other uncertificated form, in which case such book-entries or other evidence of ownership will be deemed to be Right Certificates.

Exercisability

The Rights will not be exercisable until after the Distribution Date. After the Distribution Date, each Right will be exercisable to purchase from the Company one share of Common Stock, par value $1 per share, of the Company at a purchase price of $200 per Common Share (the “Purchase Price”), subject to adjustment.

The “Distribution Date” means the close of business on the business day immediately following the earlier of (i) the Flip-In Date (as defined in the Rights Agreement) or (ii) 10 business days after the date (prior to such time as any person becomes an Acquiring Person), if any, as may be determined by action of the Board, in its sole discretion, following the commencement of, or public announcement of an intention to commence, a tender or exchange offer the consummation of which would result in any person or group of affiliated or associated persons becoming an Acquiring Person.

An “Acquiring Person” means any person who becomes the beneficial owner of 10% or more of the outstanding Common Shares, subject to certain specified exceptions. Such exceptions include persons deemed to be “Passive Institutional Investors,” who, among other requirements, are investors that are entitled to file, and file, a statement on Schedule 13G pursuant to Rule 13d-1(b) or Rule 13d-1(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to such investor’s beneficial ownership of Common Shares. The Rights Agreement also provides that any person who would otherwise be deemed an Acquiring Person as of the date of the adoption of the Rights Agreement will not be deemed to be an Acquiring Person for so long as such person does not acquire, subject to certain specified exceptions, beneficial ownership of any additional Common Shares following adoption of the Rights Agreement.

Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of underlying Common Shares or are reportable for purposes of Regulation 13D of the Exchange Act, are deemed to confer beneficial ownership of the number of Common Shares equivalent to the economic exposure created by the derivative positions, to the extent actual Common Shares are directly or indirectly held by counterparties to the derivatives contracts.

The Rights will expire at the close of business on the day before the first anniversary of the date of the Rights Agreement (the “Final Expiration Date”), unless the Rights Agreement is amended to change the Final Expiration Date or the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

Consequences of a Person or Group Becoming an Acquiring Person

Flip-In. At any time after a person or group becomes an Acquiring Person, following the occurrence of the Distribution Date, each holder of a Right (other than the Acquiring Person, its affiliates and associates and certain transferees thereof) will have the right to receive, upon exercise, a number of Common Shares (or, in specified circumstances, certain other securities, cash or assets of the Company) having a value equal to two times the Purchase Price of the Right, unless the Purchase Price is adjusted pursuant to the terms of the Rights Agreement. Notwithstanding the foregoing, once a person becomes an Acquiring Person all Rights that are, or were, beneficially owned by the Acquiring Person, its affiliates and associates and certain transferees thereof will be null and void.

Exchange. At any time after a person or group becomes an Acquiring Person, and subject to certain exceptions, prior to the acquisition by any person or group of 50% or more of the then-outstanding Common Shares, the Board may exchange the Rights (other than Rights beneficially owned by the Acquiring Person, its affiliates and associates and certain transferees thereof), in whole or in part, at an exchange ratio of one Common Share (or, in specified circumstances, certain other securities of the Company) per Right, subject to adjustment.

Flip-Over. If, after a person or group becomes an Acquiring Person, (i) the Company effects a share exchange, consolidates or merges with any other person, (ii) any person effects a share exchange, consolidates or merges with the Company where all or part of the outstanding Common Shares are exchanged for securities, cash or property of the other person and the Company is the surviving corporation or (iii) 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) is sold or transferred, proper provision will be made so that each holder of a Right (other than the Acquiring Person, its affiliates and associates and certain transferees thereof) shall thereafter have the right to receive, upon exercise, common stock of the other party to the consolidation, merger, sale or transfer (or its parent) having a value equal to two times the Purchase Price of the Right.

Redemption

At any time prior to the Distribution Date, the Board may redeem all of the Rights at a price of $0.001 per Right (the “Redemption Price”), subject to adjustment. The redemption of the Rights may be made effective at such time (the “Redemption Date”) and on such basis and with such conditions as the Board, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Rights shall not be exercisable after the first occurrence of a person or group becoming an Acquiring Person until such time as the Company’s right of redemption has expired.

No Stockholders’ Rights Prior to Exercise

Until a Right is exercised, the holder thereof will have no rights as a stockholder of the Company solely by virtue of the Rights, including the right to vote or to receive dividends.

Amendment of the Rights Agreement

Prior to the Distribution Date, the Company may from time to time supplement or amend the Rights Agreement without the approval of any holders of Rights. From and after the Distribution Date, the Company may from time to time supplement or amend the Rights Agreement without the approval of any holders of Rights in order to cure any ambiguity, to correct or supplement any provision that may be defective or inconsistent with any other provisions in the Rights Agreement, to shorten or lengthen any time period referenced in the Rights Agreement, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable. However, after the Distribution Date, the Rights Agreement may not be amended in a manner that would adversely affect the interests of the holders of Rights (other than to ensure that an Acquiring Person or its affiliates or associates do not obtain the benefits of the Rights).

Adjustment

The number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right are subject to adjustment under certain circumstances.

Item 8.01. Other Events.

On October 14, 2025 the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the Rights dividends. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
4.1	Rights Agreement, dated as of October 14, 2025, between Sturm, Ruger & Company, Inc. and Computershare Trust Company, N.A., as Rights Agent.
99.1	Press release dated October 14, 2025
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sturm, Ruger & Company, Inc.

Date: October 14, 2025	By:	/s/ Thomas A. Dineen
		Name:	Thomas A. Dineen
		Title:	Principal Financial Officer, Principal Accounting Officer,
Senior Vice President, Treasurer and Chief Financial Officer

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